UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 17, 2008, Cooper Tire & Rubber Company, a Delaware corporation, (the "Company") announced that the Company’s manufacturing facility in Albany, Georgia will be closed in approximately 12 months. The Company approved the manufacturing plant closure on December 16, 2008 following the completion of a network capacity study analyzing the Company’s optimal manufacturing footprint in the United States. The Albany manufacturing facility was acquired by the Company in 1990 and employs approximately 1,400. The Company intends to realign the mix of products at its remaining U.S facilities to meet customer demand.

The Company currently estimates that the total impact on net profit of this closure will be $150 million to $175 million in restructuring charges, of which 50 to 60 percent will be non-cash charges. The Company also currently estimates that the major costs associated with this closure will include severance and pension costs of approximately $35 to $40 million and costs related to asset write downs, relocation and other of approximately $115 to $135 million. Annual savings after implementation are estimated at between $75 million and $80 million. A portion of these savings will begin to materialize in 2009 as production from the facility is moved to other locations.

A copy of the news release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K contains what the Company believes are "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and expenditures relating to the closure of the Albany, Georgia facility. In particular, all of the costs and time frames in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: the timing of the plant closing; separation and severance amounts that differ from original estimates because of the timing of employee terminations; amounts for non-cash charges relating to inventories and property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such inventories and property, plant and equipment. The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. You are advised, however, to consult any disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News release dated December 17, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

December 17, 2008	By:	/s/Jack Jay McCracken

Name: Jack Jay McCracken
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News release dated December 17, 2008